                                                                Exhibit 10kk
                                                                ------------

                            PACIFIC TELESIS GROUP

                     EXECUTIVE SUPPLEMENTAL PENSION PLAN
                        (Adopted as of July 1, 1995)


                              TABLE OF CONTENTS

                                                                       Page

SECTION 1.  INTRODUCTION AND PURPOSE...................................   1
     1.1    Introduction...............................................   1
     1.2    Purpose....................................................   1

SECTION 2.  ELIGIBILITY ...............................................   1
     2.1    Eligibility To Participate.................................   1
     2.2    Mandatory Retirement.......................................   1
     2.3    Eligibility For Executive Pension..........................   2

SECTION 3.  AMOUNT OF EXECUTIVE PENSION................................   3
     3.1    Formula for Executive Pension..............................   3
     3.2    Basic Benefit..............................................   4
     3.3    Officer Minimum Benefit....................................   5
     3.4    Special Minimum Benefit....................................   6
     3.5    Special Increases..........................................   6

SECTION 4.  PAYMENT OF EXECUTIVE PENSION...............................   7
     4.1    Service and Vested Pensions................................   7
     4.2    Disability Pensions.........................................  7
     4.3    Notification of and Application for Benefits...............   8
     4.4    Actual Payment Date Following Pension Effective Date.......   8
     4.5    Death Following Pension Effective Date.....................   8

SECTION 5.  WELFARE BENEFITS FOR CERTAIN PARTICIPANTS..................   8
     5.1    Eligibility................................................   8
     5.2    Benefits...................................................   9

SECTION 6.  SURVIVING SPOUSE BENEFITS..................................   9
     6.1    Amount.....................................................   9
     6.2    Regular Surviving Spouse Benefit...........................  10
     6.3    Special Surviving Spouse Benefit...........................  10
     6.4    Form and Time of Payment...................................  10

SECTION 7.  DEATH BENEFITS.............................................  11
     7.1    Eligibility and Waiver.....................................  11
     7.2    Benefits...................................................  11
     7.3    No Right to Company Assets ................................   7

                            PACIFIC TELESIS GROUP
                           MID-CAREER PENSION PLAN
                  (Amended and Restated as of July 1, 1995)

                              TABLE OF CONTENTS
                                                                        Page

SECTION 8.  RIGHTS TO BENEFITS.........................................   11
     8.1    Entitlement to Benefits....................................   11
     8.2    Effect of Reemployment.....................................   11
     8.3    Forfeiture for Misconduct..................................   12
     8.4    Waiver in Absence of Claims Release........................   12
     8.5    Waiver by Damage Claims or Suits...........................   13
     8.6    Offset for Judgment or Settlement..........................   13
     8.7    Offset for Payments Under Law..............................   13

SECTION 9.  SOURCE OF BENEFIT PAYMENTS.................................   13
     9.1    Participating Company Liability............................   13
     9.2    All Benefits Unfunded......................................   14
     9.3    No Right to Company Assets.................................   14

SECTION 10. ADMINISTRATION ............................................   14
     10.1   Plan Sponsor ..............................................   14
     10.2   Plan Administrator ........................................   14
     10.3   Procedure to Approve and Deny Claims ......................   15
     10.4   Review Procedure ..........................................   15
     10.5   Further ERISA Rights ......................................   15
     10.6   Named Fiduciaries .........................................   15
     10.7   Allocation of Responsibilities ............................   16
     10.8   Administrative Expenses ...................................   16

SECTION II. AMENDMENT AND TERMINATION..................................   16
     11.1   Plan Amendment.............................................   16
     11.2   Plan Termination...........................................   16

SECTION 12.  DEFINITIONS ..............................................   16

                            PACIFIC TELESIS GROUP
                     EXECUTIVE SUPPLEMENTAL PENSION PLAN

                        (Adopted as of July 1, 1995)


SECTION 1.  INTRODUCTION AND PURPOSE

1.1 Introduction. The Pacific Telesis Group Executive Supplemental Pension Plan (the "Plan") was adopted as of July 1, 1995 (the "Effective Date"), to merge the Pacific Telesis Group Executive Non-Qualified Pension Plan (a "Predecessor Plan") and the Pacific Telesis Group Supplemental Executive Retirement Plan (a "Predecessor Plan") into a single plan and to include the minimum pension and related welfare and surviving spouse benefits previously provided by the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan (a "Predecessor Plan"). The benefits provided by this Plan are substantially similar to the benefits provided by the Predecessor Plans. Capitalized terms are defined in Section 12 of the Plan.

1.2 Purpose. The purpose of the Plan is to assist Participating Companies in attracting and retaining highly competent senior managers by providing certain unfunded pension benefits to eligible Executives. Together with the benefits provided by the Qualified Pension Plan, the benefits provided by the Plan are intended to provide the Executive with approximately the same benefit that the Executive would have been entitled to receive under the Qualified Pension Plan if the Qualified Pension Plan (a) recognized total base pay (whether or not deferred) and short term incentive awards as compensation for purposes of benefit calculation and (b) were not subject to any legal limitations on the amount of benefits that could be paid. In addition, the Plan provides minimum pensions and welfare benefits to certain eligible Executives.

SECTION 2.  ELIGIBILITY

2.1 Eligibility To Participate. An Executive or a former Executive who was a participant in a Predecessor Plan immediately before the Effective Date shall be a Participant in this Plan. Any other Employee shall become a Participant in the Plan immediately upon becoming an Executive. Participation shall cease upon Termination of Employment unless the Participant is then eligible for benefits under the Plan.

2.2 Mandatory Retirement. Each Participant shall cease to be eligible for continued employment by a Participating Company no later than the last day of the month in which the Participant attains the Mandatory Retirement Age.

2.3  Eligibility For Executive Pension.

     (a)     Qualified  Pension  Benefit or  Minimum  Benefit  Required.   A
Participant shall be eligible for an Executive Pension:

             (i) Upon Termination of Employment, if the Participant is eligible for a pension under the Qualified Pension Plan without regard to any minimum benefits or early retirement window benefits which change the usual eligibility requirements for pensions under the Qualified Pension Plan; or


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


             (ii) Upon Termination of Employment, if the Participant is eligible for an Officer Minimum Benefit under Section 3.3 or a Special Minimum Benefit under Section 3.4 (even though he or she may not be eligible for a pension under the Qualified Pension Plan); or

             (iii) Before Termination of Employment, only if the Participant is not subject to the Mandatory Retirement Age requirements and therefore becomes eligible for an in-service pension under the
     Qualified Pension Plan. In such a case, the Participant's Executive Pension shall be redetermined upon Termination of Employment, as provided under the Qualified Pension Plan.

     (b)      Type of Pension.  The Executive Pension shall be paid:

             (i) As a service pension, if the Participant's pension under the Qualified Pension Plan is payable as a service pension; or

             (ii) As a service pension, if the Participant's pension under the Qualified Pension Plan is payable as an in-service pension; or

             (iii) As a service pension, if the Executive Pension is based on an Officer Minimum Benefit under Section 3.3 or a Special Minimum Benefit under Section 3.4 (even if the Participant is not eligible for a service pension under the Qualified Pension Plan); or

             (iv) As a vested pension, if the Participant's Executive Pension is not paid as a service pension and if the Participant's pension under the Qualified Pension Plan is payable as a vested pension; or

             (v) As a disability pension, if the Participant's Executive Pension is not paid as a service pension and if the Participant is eligible for a disability pension under the Qualified Pension Plan.

     (c) Continuation of Pensions Commenced Under Predecessor Plans. All Participants who were retired or terminated former Executives as of the Effective Date of this Plan shall continue to be entitled to receive the benefits they were receiving or entitled to receive under the terms of the Predecessor Plans.


SECTION 3.  AMOUNT OF EXECUTIVE PENSION

3.1  Formula for Executive Pension.

     (a) Participants Who Are Executives at Retirement. If a Participant is an Executive at the time of his or her Termination of Employment, the Participant's Executive Pension, expressed as a monthly pension commencing on his or her Pension Effective Date, shall equal:







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


             (i)    The greatest of the:

                    (A) Basic Benefit under Section 3.2, if eligible therefor; or

                    (B) Officer Minimum Benefit under Section 3.3, if eligible therefor; or

                    (C) Special Minimum Benefit under Section 3.4, if eligible therefor;

             (ii)   Reduced by the Qualified Pension Benefit.

If any benefit under Clause (i) above is subject to reduction for early payment, the reduction shall be made as provided in Sections 3.2, 3.3 and 3.4, as applicable. The Participant's Qualified Pension Benefit under Clause (ii) above shall include a reduction for early payment, if appropriate. A Participant's Executive Pension shall be paid at the time and in the form provided in Section 4 and may be subject to special increases as provided in Section 3.5.

     (b) Participants Who Are Not Executives At Retirement. If a Participant is not an Executive at the time of the Participant's Termination of Employment, but was an Executive during some previous period, the Participant's Executive Pension shall be determined in the same manner as set forth in Section 3.1(a) above, except that (i) the Years of Credited Service under the Basic Benefit shall be determined as though the Participant's Termination of Employment occurred on the date that he or she ceased serving as an Executive, (ii) the Participant shall not be eligible for either the Special Minimum Benefit or the Officer Minimum Benefit, and
(iii) the Executive Pension shall not  be subject to special increases under
Section 3.5 below. The Participant's actual service and age shall be used under Section 3.2(a)(iii) to determine the appropriate early payment discount for the Regular Basic Benefit.

3.2 Basic Benefit. The Basic Benefit is the sum of the Participant's Regular Basic Benefit and his or her Imputed Basic Benefit, as described in Sections 3.2 (a) and (b) below. (The Basic Benefit was formerly provided by
(i) the restoration benefits and the short term award benefit available under the Pacific Telesis Group Executive Non-Qualified Pension Plan, and
(ii) the excess benefits under sections 415 and 401(a)(17) of the Internal Revenue Code, available under the Pacific Telesis Group Supplemental Executive Retirement Plan.)

     (a) Eligibility for and Amount of Regular Basic Benefit. A Participant who is or was an Executive shall be eligible for a Regular Basic Benefit if the Participant is eligible for a Qualified Pension Benefit. A Participant's Regular Basic Benefit shall be a monthly pension equal to:

             (i) 1.45% of the sum of the Participant's Final Average Monthly Base Pay and his or her Final Average Monthly STIP Award; multiplied by

             (ii)   The Participant's Years of Credited Service;


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


             (iii)  Adjusted for early payment as follows:

                    (A) No adjustment shall be made if the Participant's Executive Pension is paid either as a disability pension or as a service pension which is payable on account of total disability (as provided under the Qualified Pension Plan);

                    (B) No adjustment shall be made if the Participant has at least ten (10) Years of Officer Service and if, at the time of his or her Termination of Employment, the Participant is at least 55 years of age and is an Officer;

                    (C) No adjustment shall be made if the Participant's Executive Pension is paid as a service pension and if, at the time of his or her Termination of Employment, the Participant either has a Term of Employment of at least 30 years or is at least 55 years of age;

                    (D) If the Participant's Executive Pension is paid as a service pension in any other case, the Regular Basic Benefit shall be reduced by one-half percent (0.5%) for each month or portion thereof that the Participant's age is less than 55 on his or her Pension Effective Date; or

                    (E) If the Participant's Executive Pension is paid as a vested pension and if the Participant is less than 65 years of age on the Pension Effective Date, the Regular Basic Benefit shall be reduced in accordance with the early payment factor table for vested pensions under the Qualified Pension Plan.

A Participant's Regular Basic Benefit shall not be increased for any minimum or early retirement window benefit that may be available under the Qualified Pension Plan, unless this Plan is amended accordingly. But in no event shall a Participant's Regular Basic Benefit at his or her Pension Effective Date be less than the Regular Basic Benefit accrued under the Plan at any earlier time, determined as though the Participant had terminated employment at that time and as though the Plan had always been in existence.

     (b) Eligibility for and Amount of Imputed Basic Benefit. A Participant who was a PacTel Employee before the Separation Date shall be eligible for an Imputed Basic Benefit if he or she received allocations of basic, variable or transition contributions under the PacTel Retirement Plan while deferring compensation under the Pacific Telesis Group Executive Deferral Plan. A Participant's Imputed Basic Benefit shall equal a monthly life annuity whose Present Value on the Pension Effective Date is equal to:

             (i) The sum of the amounts actually deferred under the Pacific Telesis Group Executive Deferral Plan attributable to base salary and Short Term Incentive Plan awards for each year between January 1, 1987, and the Separation Date multiplied by the sum of the basic, variable and transition contribution rates in effect under the PacTel Retirement Plan for each of those years;





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


             (ii) Plus Interest on such contributions to the Pension Effective Date.

3.3 Officer Minimum Benefit. The Officer Minimum Benefit provides a monthly pension to certain Executives who serve as Officers. (The Officer Minimum Benefit was formerly provided under the Pacific Telesis Group Executive Non-Qualified Pension Plan.)

     (a)     Eligibility  for Officer  Minimum  Benefit.   A Participant  is
eligible for an Officer Minimum Benefit if:

             (i) He or she became an Officer on or before January 24, 1992;

             (ii)   He or  she  completes  at  least  10  Years  of  Officer
     Service;

             (iii) At the time of his or her Termination of Employment, the Participant is at least 55 years of age and is an Officer; and

             (iv) In the case of Participants whose Years of Officer Service were interrupted for any period of longer than six (6) months, the Participant thereafter completed at least five (5) Years of Officer Service.

     (b)     Amount of  Officer Minimum Benefit.   An eligible Participant's
Officer Minimum Benefit is a monthly pension equal to:

             (i) 45% of the sum of the Officer's Final Average Monthly Base Pay and Final Average Monthly STIP Award; reduced by

             (ii)   The sum of the Officer's:

                    (A)   Mid-Career Benefit, if any;

                    (B)   PacTel Account Benefit, if any; and

                    (C)   PacTel Pension Benefit, if any.

If an Officer completes more than ten (10) Years of Officer Service, the percentage in Clause (i) above shall be increased one percent (1%) for each whole Year of Officer Service beyond ten years, up to a maximum of 50% for 15 or more Years of Officer Service. The benefit in Clause (i) above shall not be adjusted for early payment.

3.4 Special Minimum Benefit. The Special Minimum Benefit provides a monthly pension payable to eligible Executives for life. (The Special Minimum Benefit was formerly provided by the minimum retirement benefit provisions of the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan.)

     (a)     Eligibility for  Special Minimum Benefit.   A Participant shall
be eligible for a Special Minimum Benefit if, at his or her Termination of Employment, the Participant is an Executive and either:


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


             (i) Is eligible for a service pension under the Qualified Pension Plan; or

             (ii) Has reached his or her 62nd birthday and has a Term of Employment of at least five years.

     (b)     Amount  of Special  Minimum Benefit.   A  Participant's Special
Minimum Benefit is a monthly pension equal to:

             (i) One and one-quarter percent (1.25%) of the Participant's Final Annual Pay; reduced by

             (ii)   The sum of the Participant's:

                    (A)   Mid-Career Benefit, if any;

                    (B)   PacTel Account Benefit, if any; and

                    (C)   PacTel Pension Benefit, if any.

The benefit in Clause (i) above shall not be adjusted for early payment.

3.5 Special Increases. Unless the Committee determines otherwise, Executive Pensions payable as monthly service or disability (but not vested) pensions to retired Participants who were Executives at the time of their Termination of Employment, or to their joint annuitants, shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Qualified Pension Plan for ad hoc increases to retired participants or their joint annuitants.

SECTION 4.  PAYMENT OF EXECUTIVE PENSION

4.1  Service and Vested Pensions.

     (a) Time of Payment. A Participant's Executive Pension paid as a service or vested pension shall commence on the date that the Participant's benefits under the Qualified Pension Plan are paid or commence, subject to the Committee's discretion to determine another time or times of payment.

     (b) Form of Payment. Subject to the Committee's discretion to determine another form of payment, a Participant may elect, before the date of his or her Termination of Employment, one of the following forms of payment for his or her Executive Pension paid as a service or vested pension:

             (i)    Life Annuity.   An annuity payable monthly  for the life
     of the Participant only, in the amount determined under Section 3 above, including any adjustment for early payment; or








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


             (ii) Joint and Survivor Annuity. A reduced annuity payable monthly for the life of the Participant and, upon the Participant's death, 50% of such annuity payable for the life of the Participant's surviving spouse to whom he or she was married at the Pension Effective Date. The reduced annuity payable during the life of the Participant shall be 90% of the amount of the life annuity determined in Clause (i) above, except that it shall be increased to 100% of the life annuity if the spouse dies before the Participant.

If the Participant does not elect one of these alternative forms of payment before his or her Termination of Employment, or if the Committee does not consent to the form of payment elected by the Participant, then the Committee shall determine, in its sole discretion, the form of payment for the Participant's Executive Pension and the appropriate adjustment to its amount.

     (c) Coordination With Mid-Career Pension. The foregoing notwithstanding, a Participant's Executive Pension payable as a service or vested pension shall be paid at the same time and in the same form as his or her pension, if any, under the Pacific Telesis Group Mid-Career Pension Plan.

4.2 Disability Pensions. If the Participant's Executive Pension is payable as a disability pension as provided under Section 2.3(b), it shall be paid monthly commencing as of the day following the Participant's Termination of Employment and continuing until the Participant is no longer eligible for a disability pension under the Qualified Pension Plan.

     (a) Cessation Before Age 65. If the Participant's disability pension ends prior to attaining age 65 and the Participant is not reemployed by a Participating Company, he or she shall then be eligible to receive an Executive Pension payable as a vested pension. The Participant may elect a form of payment for the vested pension in the manner provided in Section 4.1(b) above, except that the election must be made before the termination date for the disability pension or such other date as may be specified by the Plan Administrator.

     (b) Conversion at Age 65. If the Participant is receiving his or her Executive Pension as a disability pension immediately before attaining age 65, the disability pension shall then cease and the Participant shall thereafter be eligible to receive the Executive Pension, in the same amount, as a service pension. The Participant shall be entitled to elect a form of payment for the service pension in the manner provided in Section 4.1(b) above, except that the election must be made before the Participant's 65th birthday.

4.3 Notification of and Application for Benefits. The Plan Administrator may notify the Participant of the amount of his or her Executive Pension and may require the Participant to apply for benefits under the Plan.







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


4.4 Actual Payment Date Following Pension Effective Date. If a Participant's service pension under the Qualified Pension Plan does not commence on the Pension Effective Date and thus the commencement of his or her Executive Pension also is delayed, then the unpaid monthly benefits under this Plan from the Pension Effective Date to the date that the Executive Pension actually starts shall be paid to the Participant in a single sum without interest.

4.5 Death Following Pension Effective Date. If a Participant dies before the Executive Pension commences but after his or her Pension Effective Date (so that a Surviving Spouse Benefit is not payable under Section 6.1), the Participant's Executive Pension shall be paid in the form previously elected under Section 4.1(b), as soon as practicable after the Participant's death, unless the Committee determines another time and form of payment. If the Participant had elected a life annuity, unpaid monthly benefits from the Participant's Pension Effective Date to the date of death shall be payable to the Participant's estate or to such other person or persons as are entitled to the Participant's property under applicable law. If the Participant had elected a Joint and Survivor Annuity, unpaid monthly benefits from the Participant's Pension Effective Date to the date of death shall be payable to the Participant's joint annuitant and the survivor portion of such annuity shall be payable to the joint annuitant as of the date of the Participant's death.

SECTION 5.  WELFARE BENEFITS FOR CERTAIN PARTICIPANTS

5.1 Eligibility. A Participant is eligible for benefits under this Section after his or her Termination of Employment if he or she is not eligible for retiree welfare benefit coverage under the Company's group welfare benefit plans but is:

     (a) At least 62 years of age at Termination of Employment and has a Term of Employment of at least five (5) years; or

     (b) At least 55 years of age and an Officer at Termination of Employment and has at least ten (10) Years of Officer Service.

5.2 Benefits. An eligible Participant under Section 5.1 above shall be entitled to life insurance benefits which are equivalent to the benefits which would have been provided to the Participant under the Company's group life insurance plans if he or she had been eligible for a service pension under the Qualified Pension Plan. In addition, an eligible participant under Section 5.1(b) above shall be entitled to medical and dental benefits which are equivalent to the benefits which would have been provided to the Participant under the Company's group medical and dental benefit plans if he or she had been eligible for a service pension under the Qualified Pension Plan. (Welfare benefits were formerly provided to Executives eligible for the minimum pension under the Pacific Telesis Group Long Term Disability and Survivor Protection Plan and to certain Officers under the Pacific Telesis Group Executive Non-Qualified Pension Plan and the Pacific Telesis Group Mid-Career Pension Plan.)





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


SECTION 6.  SURVIVING SPOUSE BENEFITS

6.1 Amount. The amount of the monthly Surviving Spouse Benefit payable for the life of the surviving spouse shall be equal to the greater of the:

     (a) Regular Surviving Spouse Benefit under Section 6.3, if eligible therefor; or

     (b) Special Surviving Spouse Benefit under Section 6.4, if eligible therefor.

6.2  Regular Surviving Spouse Benefit.

     (a) Eligibility. The surviving spouse of a Participant shall be entitled to receive a Regular Surviving Spouse Benefit if the Participant dies either before the Pension Effective Date or while receiving a disability pension, and if the Participant's surviving spouse is eligible for an automatic survivor annuity or other survivor annuity under the Qualified Pension Plan. (The Regular Surviving Spouse Benefit was formerly provided under the Pacific Telesis Group Supplemental Executive Retirement Plan and the Pacific Telesis Group Executive Non-Qualified Pension Plan.)

     (b) Amount. The monthly amount of the Regular Surviving Spouse Benefit payable for the life of the surviving spouse shall be equal to the survivor's portion of the Joint and Survivor Annuity that would have been payable under this Plan if the Participant had commenced receiving an Executive Pension as a service or vested pension in the form of a Joint and Survivor Annuity under Section 4.1(b)(ii) on the day before his or her death, including any adjustment for early payment, except that the Regular Basic Benefit shall be determined without an adjustment for early payment if the Participant then was then eligible for a service pension under Section 2.3(b) of the Plan or if the Participant's Term of Employment at the date of death was at least 15 years.

     (c) Special Increases. Unless the Committee determines otherwise, Regular Surviving Spouse Benefits payable as monthly benefits to surviving spouses who are eligible for automatic survivor annuities under the Qualified Pension Plan shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Qualified Pension Plan for ad hoc increases to surviving spouses.
















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


6.3  Special Surviving Spouse Benefit.

     (a) Eligibility. The surviving spouse of a Participant shall be entitled to receive a Special Surviving Spouse Benefit if, at the date of the Participant's death:

             (i)    The Participant is an Executive; or

             (ii) The Participant is a former Executive who, at his or her Termination of Employment, was an Executive, either was eligible for a service pension under the Qualified Pension Plan or had reached his or her 62nd birthday and had a Term of Employment of at least five years, and did not decline to elect a joint and survivor annuity form of payment under the Qualified Pension Plan.

(The Special Surviving Spouse Benefit was formerly provided under the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan.)

     (b)     Amount.   The  monthly amount  of the Special  Surviving Spouse
Benefit payable for the life of the surviving spouse shall be equal to:

             (i) One and one-quarter percent (1 %) of the Participant's Final Annual Pay; reduced by:

             (ii) The sum of the monthly survivor annuities payable to the surviving spouse under the Qualified Pension Plan and the Pacific Telesis Group Mid-Career Plan, in the amounts that those benefits would be payable as monthly benefits for life as of the first day they actually are paid (regardless of other forms of payment available or elected); plus the monthly amount (or equivalent) of any other lifetime payments to the surviving spouse from the Company.

6.4 Form and Time of Payment. Subject to the Committee's discretion to determine another time and form of payment, a Surviving Spouse Benefit shall be payable as a monthly annuity for the life of the surviving spouse, commencing as of the date that the surviving spouse's benefits under the Qualified Pension Plan commence. Notwithstanding the foregoing, the Surviving Spouse Benefit under this Plan shall be paid at the same time and in the same form as the Surviving Spouse Benefit, if any, under the Pacific Telesis Group Mid-Career Pension Plan.

SECTION 7.  DEATH BENEFITS

7.1 Eligibility and Waiver. The beneficiary of a Participant who dies as an Executive, or who dies after Termination of Employment if the Participant was an Executive at the time of his or her Termination of Employment, shall be eligible for a Death Benefit under this Plan if the beneficiary is eligible for death benefits under the Qualified Pension Plan. If a Participant is deemed to have waived a sickness or pensioner death benefit under the Qualified Pension Plan, then the associated Death Benefit under this Plan shall also be deemed to have been waived.

7.2 Benefits. Except as otherwise provided in this Section (or elsewhere in this Plan), the Death Benefits provided by the Plan shall be determined and administered in the same manner and are subject to the same terms and conditions as the accident, sickness and pensioner death benefits provided under the Qualified Pension Plan.

     (a) Determination of Amount. The amount of a sickness, accident or pensioner Death Benefit provided by this Plan shall be equal to:

             (i)    One times the Participant's Final Annual Pay;

             (ii) Reduced by the sickness, accident or pensioner death benefit payable with respect to the Participant under the Qualified Pension Plan, as applicable.

In the  case of a pensioner  Death Benefit, the amount  determined in clause
(i) above shall be subject to the same reductions, if any, which are applied to the Participant's pensioner death benefit under the Qualified Pension Plan.

     (b)     Form  and Time of Payment.   The Committee  shall determine, in
its sole discretion, the time and form of payment for any Death Benefit paid under this Plan.

     (c)     Beneficiary.   The Participant's  beneficiary  for purposes  of
this Section 7 shall be the beneficiary under the Qualified Pension Plan.

SECTION 8.  RIGHTS TO BENEFITS

8.1 Entitlement to Benefits. A Participant's Executive Pension shall be based on the terms of the Plan in effect at the Participant's Termination of Employment. Entitlement to a Surviving Spouse Benefit or a Death Benefit shall accrue on the date such benefit becomes payable. Except as otherwise provided in the Plan, entitlement to other benefits described in the Plan shall accrue on the date of the Participant's Termination of Employment.

     (a) Assignment or Alienation. Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized except as required by law.

     (b) Payments to Others. Benefits payable to an individual unable to execute a proper receipt may be paid to another person in accordance with the standards and procedures established under the Qualified Pension Plan.

8.2 Effect of Reemployment. If a former Executive who is receiving an Executive Pension again becomes an Employee of any Participating Company, the monthly pension benefits otherwise payable under this Plan during the period of reemployment shall be suspended and forfeited. At the Executive's subsequent Termination of Employment, his or her Executive Pension shall be recalculated, as determined by the Committee, in the manner prescribed under the Qualified Pension Plan for redetermining pensions following reemployment and for adjusting such pensions for prior Plan payments.

8.3 Forfeiture for Misconduct. Notwithstanding any other provision of the Plan, all or a portion of the benefits that a Participant or his or her surviving spouse, joint annuitant or beneficiaries would otherwise be eligible to receive under this Plan may be forfeited, in the sole discretion of the Company's Board of Directors, under the following circumstances:

     (a) The Participant is discharged by a Participating Company for cause; or

     (b) A determination is made by the board of directors of a Partici-pating Company that the Participant engaged in misconduct in connection with his or her employment by that Participating Company.

8.4 Waiver in Absence of Claims Release. In case of an accident resulting in the death of a Participant which entitles his or her beneficiaries to Death Benefits under this Plan, the beneficiaries shall, prior to the payment of any Death Benefits, sign a release releasing the Company or other Participating Company, as applicable, from all claims and demands which the Participant and the beneficiaries had or may have against it on account of the accident, other than claims for benefits under this Plan or under any other plan maintained by the Company or a Participating Company. If any persons other than the beneficiaries under this Plan might legally assert claims against a Participating Company on account of the death of the Participant, no Death Benefit shall be due or payable until there have also been delivered to the Committee good and sufficient releases of all claims, arising from or growing out of the death of the Participant, which such other persons might legally assert against the Participating Company. The Committee, in its discretion, may require that the releases described above also release any other company connected with the accident, including any company participating in this Plan or the Qualified Pension Plan, and any company with which arrangements have been made, directly or indirectly, for the interchange of benefit obligations as described in the Qualified Pension Plan. The determination of whether or not a death is due to accident for purposes of this Section 8.4 shall be made by the Committee in the manner provided in the Qualified Pension Plan.

8.5 Waiver by Damage Claims or Suits. Should a claim be presented or suit brought against the Company or any Participating Company, other than under the Plan, for damages on account of the death of an individual who was at any time a Participant in the Plan, no Death Benefits shall be payable under the Plan except as provided in Section 8.6 below or unless the Committee, in its sole discretion and upon such terms as it may prescribe, waives this provision after withdrawal of the claim or dismissal of the suit.

8.6 Offset for Judgment or Settlement. In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of an individual who was at any time a Participant in the Plan, and the amount paid to the beneficiaries who would have received Death Benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the sole discretion of the Committee, be distributed to the beneficiaries.

8.7 Offset for Payments Under Law. If any benefit becomes payable to a Participant or his or her surviving spouse, joint annuitant or beneficiaries under any law now in force or hereafter enacted, and if the Committee determines that it is of the same general character as a benefit provided by the Plan, then only the excess, if any, of the amount prescribed in the Plan above the amount of the payment prescribed by law shall be payable under the Plan. In those cases where the existence of an excess is not ascertainable by mere comparison because of such factors as differences in the beneficiaries or the time or methods of payment, the Committee shall have sole discretion to determine whether or not any excess exists and to make any adjustments necessary to carry out in a fair and equitable manner the spirit of this provision. Notwithstanding the foregoing, no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service, or by reason of any benefit provisions of the Social Security Act other than those related to disability.

SECTION 9.  SOURCE OF BENEFIT PAYMENTS

9.1 Participating Company Liability. Where a Participant's Term of Employment includes service with more than one Participating Company, or with one or more Participating Companies and one or more non-participating corporations or partnerships, the last Participating Company to employ the Participant as an Executive prior to his or her Termination of Employment with entitlement to a benefit hereunder shall be primarily liable for the full benefit payable under the Plan. However, if for any reason the primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of a Participant, the Company shall be secondarily liable for the obligation to pay the amount due. A Participating Company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a Participating Company shall not be affected by any action or inaction (on the part of the Participant, his or her surviving spouse, joint annuitant or beneficiaries, or any company) with respect to amounts owed, including but not limited to the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type, other than as prescribed in Section 10.4.

9.2 All Benefits Unfunded. All benefits payable under the Plan shall be paid from the Company's or Participating Company's operating expenses, though the purchase of insurance from an insurance company, or through a trust established by the Company and/or the other Participating Companies for this purpose, as the Company may determine.

9.3 No Right to Company Assets. Neither an Executive nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company or any other Participating Company, including, without limiting the generality of the foregoing, any specific funds, trust accounts or assets which any Participating Company, in its sole discretion, may earmark or set aside in anticipation of a liability under the Plan. A Participating Company's obligation to pay any amounts under the Plan shall be unfunded as to the Executive, whose rights shall be those of a general unsecured creditor.

SECTION 10.  ADMINISTRATION

10.1 Plan Sponsor.   The Company shall  be the sponsor  of the Plan  as that
term is defined in ERISA.

10.2 Plan Administrator. The Executive Vice President-Human Resources of the Company shall be the Plan Administrator as that term is defined in ERISA. The Plan Administrator shall have the specific powers granted to him elsewhere in the Plan and shall also have such other powers as may be necessary in order to administer the Plan in his sole discretion, except for those powers granted or provided to be granted to others by the Plan. The Plan Administrator shall determine conclusively for all parties all questions arising in the administration of the Plan and, insofar as permitted by applicable law, any decision of the Plan Administrator shall not be subject to further review.

10.3 Procedure To Approve and Deny Claims. The Committee shall have sole discretion to determine the rights of Participants (or their surviving spouses, joint annuitants or other beneficiaries) to benefits under the Plan, and to authorize disbursements under the Plan. In all questions relating to age and service for eligibility for any benefit under the Plan, or relating to service and rates of pay for determining benefits payable under the Plan, the decisions of the Committee, based upon this Plan and upon the records of the Participating Companies employing the individual, shall be final insofar as permitted by applicable law. The Committee may adopt such rules of procedure as it may find appropriate. A claim for benefits under the Plan shall be deemed denied unless the decision of the Committee is sent within 90 days of its receipt of the claim (or within 180 days, if the Committee extends the time by notifying the claimant in writing of the special circumstances requiring an extension and the date by which the decision is expected). If a claim is denied in whole or part by the Committee, it shall send a written decision stating (a) the specific reasons for the denial, making specific reference to pertinent provisions of the Plan; (b) what additional information, if any, would help perfect the claim for benefits; and (c) what steps the claimant must take to submit the claim for review.

10.4 Review Procedure. The Board of Directors of the Company shall serve as the final review committee, under the Plan and ERISA, for the review of all claims appealed by Participants (or their surviving spouses, joint annuitants or other beneficiaries) whose initial claims for benefits have been denied, in whole or in part, by the Committee. Within 60 days after the date of a denial by the Committee, the claimant may file a written request for the Board of Directors of the Company to review the denial. Such request for review must be made in a timely manner for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan. In such a case, the Board of Directors of the Company shall conduct a full and fair review of the Committee's decision and notify the claimant in writing of the review decision, specifying the reasons for the decision and the Plan provisions on which it is based. A claim shall be deemed denied unless the decision on appeal is sent within 60 days (or within 120 days, if the Board of Directors of the Company extends the time to respond by notifying the claimant in writing of the special circumstances requiring an extension of time).

10.5 Further ERISA Rights. Any Participant (or surviving spouse, joint annuitant or other beneficiary) whose claim for benefits has been denied upon review shall have such further rights as are provided in Section 503 of ERISA and the regulations thereunder. The Company, the Board of Directors of the Company, the Committee and the Executive Vice President-Human Resources of the Company shall retain such rights, authority and discretion as are provided or not expressly limited by section 503 of ERISA and the regulations thereunder.

10.6 Named Fiduciaries. The Company, each Participating Company, the Board of Directors of the Company, the Committee and the Executive Vice President-Human Resources of the Company are each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities allocated to each of them. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

10.7 Allocation of Responsibilities. The Company, the Committee, the Executive Vice President-Human Resources of the Company and each Participating Company may designate in writing other persons to carry out their respective responsibilities under the Plan and may employ persons to advise them with regard to any such responsibilities.

10.8 Administrative Expenses. The expenses of administering the Plan shall be apportioned among the Participating Companies, as determined by the Plan Administrator.

SECTION 11.  AMENDMENT AND TERMINATION

11.1 Plan Amendment. The Company may from time to time make any changes in the Plan which it deems appropriate, with or without notice to Participants, by appropriate action of its Board of Directors. In addition, the Plan Administrator, with the approval of the Executive Vice President and General Counsel of the Company, shall be authorized to make minor or administrative changes to the Plan, as well as changes dictated by the requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. However, in recognition of the reliance placed upon the Plan and its contractual nature in inducing the change in position caused by retirement, any such change or modification shall not result in the cessation or reduction of benefits to retired individuals or their surviving spouses or joint annuitants, nor shall such modification affect the rights of any individual to any benefit to which he or she may have previously become entitled under the Plan.

11.2 Plan Termination. At any time, for any reason, and with or without notice to Participants, the Company retains the right to terminate the Plan in whole or in part by appropriate action of its Board of Directors, and each Participating Company retains the right to withdraw from the Plan. Neither termination of the Plan nor withdrawal by a Participating Company shall result the cessation or reduction of benefits to any retired Participant (or his or her surviving spouse, joint annuitant or other beneficiary), or affect the rights of any individual to any benefit to which he or she may have previously become entitled under the Plan. A Participat-ing Company's withdrawal from participation shall not affect that company's liability to provide benefits to a Participant as described in Section 9.1 of the Plan.

SECTION 12.  DEFINITIONS

     "Basic Benefit" is a benefit that is used in the determination of the amount of the Executive Pension, as set forth in Section 3.2.

     "Committee" means the Compensation and Personnel Committee of the Board of Directors of the Company.

     "Company" means Pacific Telesis Group, a Nevada corporation, or its successors.

     "Effective Date" means July 1, 1995.

     "Employee" means a common law employee of the Company or any other Participating Company.

     "Employer Group" shall have the meaning set forth in the Qualified Pension Plan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time

     "Executive" means an Officer of any Participating Company or any other Employee who has been designated by the Committee to be within a Participat-ing Company's executive group for purposes of the Plan.

     "Executive Pension" means the pension provided pursuant to Section 3 of this Plan.

     "Final Annual Pay," which is used in determining the Special Minimum Pension in Section 3.4(b)(i), the Special Surviving Spouse Benefit in
Section 6.3(b)(i) and the Death Benefit in Section 7.2(a)(i), means the Participant's annual rate of base pay (whether or not deferred) on the last day he or she was on the active payroll of a Participating Company plus the Participant's annual Standard Award as determined under the Short Term Incentive Plan on the last day he or she was on the active payroll.

     "Final Average Monthly Base Pay," which is used in determining the Regular Basic Benefit in Section 3.2(a)(i) and the Officer Minimum Benefit in Section 3.3(b)(i), means the average of the Participant's monthly rates of base pay, whether or not deferred, for the final 60 months in his or her Term of Employment that is recognized for this purpose under the Qualified Pension Plan.

     "Final Average Monthly STIP Award," as used in Section 3.2(a)(i) for the purpose of determining the Regular Basic Benefit and in Section 3.3(b)(i) for the purpose of determining the Officer Minimum Benefit, means the average of the Participant's "Monthly STIP Awards" for the final 60 months in his or her Term of Employment that is recognized for this purpose as set forth under the Qualified Pension Plan. "Monthly STIP Award" means, for any month in a calendar year, 1/12 of the Participant's annual Standard Award (whether or not deferred) as set forth under the Short Term Incentive Plan for that calendar year. In the case of Participants who were Employees on the Separation Date and who had participated in the PacTel Corporation Short Term Incentive Plan, the "Monthly STIP Award" for any month before April 1, 1994, during such participation means 1/12 of the Participant's annual standard award under the PacTel Corporation Short Term Incentive Plan, as adjusted for changes in position rate.

     "Interest" means hypothetical earnings on an account balance, which shall be calculated in the manner determined by the Committee in its sole discretion. The Committee may, but is not required to, calculate Interest based on the interest rate used to calculate Present Value as of a Participant's Pension Effective Date.

     "Joint Venture Employer" has the meaning set forth in the Qualified Pension Plan.

     "Mandatory Retirement Age" means age 65 for those Participants who meet the requirements of section 12(c)(1) of the Age Discrimination in Employment Act of 1967, as amended ("ADEA"); or as permitted under the ADEA, for those Participants for whom age is a bona fide occupational qualification within the meaning of section 4(f)(1) of the ADEA. There shall be no Mandatory Retirement Age for other Participants, if any.

     "Mid-Career Benefit" means the amount of the monthly pension, if any, that would be payable as a life annuity under the Pacific Telesis Group Mid-Career Pension Plan as of the Participant's Pension Effective Date, adjusted for early payment if applicable. Any ad hoc or other increases to the Mid-Career Benefit payable after the Participant's Pension Effective Date shall be disregarded.

     "Officer" means an individual elected or appointed to, and serving in, one or more of the following positions:

             (i) A position with the Company described in the bylaws of the Company as that of an officer, other than an assistant officer position; or

             (ii) A position with Pacific Bell described in the bylaws of Pacific Bell as that of an officer, other than an assistant officer position; or

             (iii) A position with any Participating Company for which there is in effect a specific designation by the Committee that the position shall be considered to be that of an Officer for purposes of the benefit and retirement plans.

An "Officer" also means a named Employee of any Participating Company for which there is in effect a specific designation by the Committee that the named Employee shall be included in the definition of "Officer" for purposes of the benefit and retirement plans.

     "Officer Minimum Benefit" is a benefit that is used to determine the amount of the Executive Pension, as set forth in Section 3.3.

     "PacTel Account Benefit," which is used to reduce the Officer Minimum Benefit and the Special Minimum Benefit in Sections 3.3(b) and 3.4(b) of the Plan, means a monthly life annuity, commencing as of the Participant's Pension Effective Date, whose Present Value equals the sum of the following amounts:

             (i) Value of the Basic Account under the PacTel Retirement Plan on the Separation Date, plus Interest to the Pension Effective Date;

             (ii)   Value  of  the   Variable  Account   under  the   PacTel
     Retirement Plan on the Separation Date, plus Interest to the Pension Effective Date;

             (iii)  Value  of  the  Transition  Account  under  the   PacTel
     Retirement Plan on the Separation Date, plus Interest to the Pension Effective Date;

             (iv) Amount of all withdrawals and distributions made from the Basic, Variable and Transition Accounts under the PacTel Retirement Plan prior to the Separation Date, plus Interest from the date of withdrawal to the Pension Effective Date; and

             (v) Value of the Participant's accounts attributable to Company contributions under the PacTel Corporation Excess Benefit Plan and the PacTel Corporation Deferred Compensation Plan as of the Separation Date, other than Company "matching" contributions, plus Interest to the Pension Effective Date. (As of the Separation Date, assets and liabilities attributable to these plans were transferred to the AirTouch Communications Excess Benefit Plan.)

     "PacTel  Employee"  means  a Participant  who  was  employed by  PacTel
Corporation  or  any  of   its  subsidiaries  (if  such  subsidiary   was  a
participating company in the PacTel Corporation Employees Pension Plan) before the Separation Date.

     "PacTel Pension Benefit," which is used to reduce the Officer Minimum Benefit and the Special Minimum Benefit in Sections 3.3(b) and 3.4(b) of the Plan, means the sum of the pensions payable at age 65 that were accrued as of the Separation Date under the AirTouch Communications Employees Pension Plan (other than any pension payable under Supplements A, B and C of that plan) and the AirTouch Communications Supplemental Executive Pension Plan, except that each pension shall be adjusted for early payment, under the terms of its plan in effect at the Separation Date, as if the Participant's annuity under the plan commenced on the Participant's pension effective date under those plans, if received as a service pension, or on the Pension Effective Date under this Plan, if received as a vested pension.

     "PacTel Retirement Plan" means the defined contribution plan maintained by the Company before the Separation Date for the benefit of employees of PacTel Corporation and its subsidiaries. Its formal name was the PacTel Corporation Retirement Plan. (As of the Separation Date, assets and liabilities attributable to this plan were transferred to the AirTouch Communications Retirement Plan).

     "Participant" means an Executive or former Executive who meets the eligibility requirements of Section 2 of the Plan.

     "Participating Companies" mean the Company and each other corporation or partnership that both (a) participates in the Qualified Pension Plan and
(b) has determined, with the concurrence of the Company's Board of Directors, to participate in this Plan.

     "Pension Effective Date" means the date as of which the Participant's Executive Pension is calculated, as follows:

             (i) For service pensions, the Pension Effective Date is the day after the Participant's Termination of Employment.

             (ii) For vested pensions, the Pension Effective Date is the date as of which the Pension is paid under Section 4.

             (iii) For disability pensions, the Pension Effective Date is the day after the Participant's Termination of Employment due to disability.

     "Plan" means this Pacific  Telesis Group Executive Supplemental Pension
Plan.

     "Plan Administrator" means the Executive Vice President-Human Resources of the Company, as set forth in Section 10.2 of the Plan.

     "Predecessor Plans" mean the Pacific Telesis Group Executive Non-Qualified Pension Plan, the Pacific Telesis Group Supplemental Executive Retirement Plan, and the minimum pension and related welfare and surviving spouse benefit provisions of the Pacific Telesis Group Executive Disability and Survivor Protection Plan (formerly called the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan). It also means the predecessor plan to those plans, i.e., the Bell System Senior Management Non-Qualified Pension Plan.

     "Present Value" means a single sum amount which is actuarially equivalent to a monthly annuity payable for life, based on actuarial factors set forth in the Qualified Pension Plan for the purposes of determining cashout payments.









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


     "Qualified Pension Benefit" means the amount of the monthly pension that would be payable to a Participant under the Qualified Pension Plan as of the Participant's Pension Effective Date, adjusted for early payment if applicable and further adjusted for any additional pension actually payable after the Pension Effective Date due to increased limits under section 415 of the Internal Revenue Code. However, if a Participant is not an Executive at his or her Termination of Employment and if nonqualified pension benefits are payable under the Qualified Pension Plan due to limits under sections 401(a)(17) and 415 of the Internal Revenue Code, then the Participant's Qualified Pension Benefit shall include the nonqualified pension benefits payable under the Qualified Pension Plan. Any ad hoc or other increases payable under the Qualified Pension Plan after the Pension Effective Date (other than increases due to section 415 limits) shall not be included in the amount of the Participant's Qualified Pension Benefit.

     "Qualified Pension Plan" means the Pacific Telesis Group Pension Plan for Salaried Employees.

     "Separation Date" means April 1, 1994, the date as of which occurred the total and complete separation of the ownership of PacTel Corporation from the Company.

     "Short Term Incentive Plan" means the Pacific Telesis Group Short Term Incentive Plan and its predecessor plan.

     "Special Minimum Benefit" is a benefit that is used to determine the amount of the Executive Pension, as set forth in Section 3.4.

     "Standard Award" shall have the meaning set forth in the Short Term Incentive Plan, which includes adjustments for changes in position rate.

     "Term of Employment" means the number of years credited to the Participant for purposes of determining eligibility for a service pension and the early payment discount under the Qualified Pension Plan. As provided under the Qualified Pension Plan, a Participant's Term of Employment (a) includes all periods that the Participant was employed by the Company, other companies participating in the Qualified Pension Plan, certain joint venture employers, and certain predecessor employers; (b) does not include service before a break in service until such service is "bridged" as provided in the Qualified Pension Plan; and (c) excludes any period of employment which was transferred from the Qualified Pension Plan to the PacTel Corporation Employees Pension Plan effective before the Separation Date and was included in the Participant's service recognized by that plan as of the Separation Date.

     "Termination of Employment" means the date on which a Participant terminates employment with all Participating Companies and members of the Employer Group.








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


     "Years of Credited Service" means the number of whole and partial years credited to the Participant for purposes of calculating the monthly pension benefit under the Qualified Pension Plan except that, as provided in Section 3.1(b) above, if a Participant is not an Executive upon his or her Termination of Employment, the years so credited under the Qualified Pension Plan after the Participant ceased serving as an Executive shall be disregarded. As provided under the Qualified Pension Plan, a Participant's Years of Credited Service (a) reflect an adjustment for part-time employment; (b) do not include periods of service with a non-Participating Company without a transfer of assets and corresponding Disabilities; (c) do not include periods that the Participant was employed by PacTel Corporation (and its subsidiaries) between January 1, 1987, and the Separation Date unless the Participant was an Employee on the Separation Date and had been a full accrual participant under the PacTel Corporation Employees Pension Plan before the Separation Date; (d) do not include periods of service before a break in service until such service is "bridged" as provided in the Qualified Pension Plan; and (e) are limited to the greater of 30 years or the actual years accrued as of December 31, 1994.

     "Years of Officer Service" means the number of whole and partial 365-day periods during which the Participant was continuously employed as an Officer of a Participating Company. In addition, Years of Officer Service include periods of service with other members of the Employer Group or Joint Venture Employers (non-Participating Companies) if such service is included in the Participant's Term of Employment and if the position in which the Participant served at the non-Participating Company is designated by the Committee to be the equivalent of an Officer position for purposes of this Plan. Such service with non-Participating Companies shall not be considered a break in the continuity of Years of Officer Service for purposes of Sections 3.3(a) and (b). If a Participant has a break in the continuity of Years of Officer Service which does not exceed six months, service before and after the break shall be included in the Participant's Years of Officer Service. However, if a Participant is reemployed after a break of more than six (6) months in the continuity of Years of Officer Service, the Participant's service before the break shall not be included in his or her Years of Officer Service until the Participant completes five (5) Years of Officer Service after reemployment. Subject to these break-in-service rules, service as an Officer with a company that participated in a Predecessor Plan before the Separation Date (including PacTel Corporation) shall be included in the Participant's Years of Officer Service, regardless of whether or not such service is included in the Participant's Term of Employment after the Separation Date.














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